Exhibit 99.1

ONEMAIN HOLDINGS, INC. REPORTS SECOND QUARTER 2016 RESULTS

Evansville, IN, August 4, 2016 - OneMain Holdings, Inc. (NYSE: OMF) today reported income before provision for income taxes of $42 million and net income of $26 million, or $0.19 per diluted share, for the second quarter of 2016.

Jay Levine, President and CEO of OneMain Holdings, Inc. said, “Our second quarter results reflect the benefits of the ongoing transformation of our company as we continue to integrate the acquisition of OneMain. We had strong performance on credit, operating expenses, funding, and growth. Our Consumer and Insurance segment delivered strong results for the second quarter of 2016, reflecting the immediate and positive impact of the acquisition on our earnings, with adjusted earnings per diluted share for our Consumer and Insurance segment up 2.5 times versus last year.”

Levine added, “We also importantly made progress on strengthening our capital base, enhancing our liquidity, and diversifying our funding sources. As we continue to execute on the integration of the two companies, we are further strengthening our foundation for continued growth and strong returns.”

Consumer and Insurance Segment

Consumer and Insurance adjusted earnings per diluted share was $0.96* for the second quarter of 2016 versus $0.38* for the prior year quarter. Consumer and Insurance income before provision for income taxes on a Segment Accounting Basis was $206 million for the second quarter of 2016. Excluding certain acquisition-related transaction and integration expenses of $17 million, debt refinancing related charges of $9 million and a gain on sale of personal loans of $22 million, Consumer and Insurance adjusted pretax earnings were $210 million* and Consumer and Insurance adjusted net income was $130 million* for the second quarter of 2016.

Consumer and Insurance net finance receivables reached $13.3 billion at June 30, 2016, and Consumer and Insurance net finance receivables per branch totaled $7.2 million at June 30, 2016.

Consumer and Insurance net interest income was $646 million in the second quarter of 2016. Consumer and Insurance yield was 25.04% and risk adjusted yield, which represents yield less net charge-off ratio, was 18.09% in the second quarter of 2016.

The net charge-off ratio was 6.95% in the second quarter of 2016.

The gross charge-off ratio was 7.80% and the recovery ratio was 0.85% in the second quarter of 2016.

The 60+ delinquency ratio was 2.84% at June 30, 2016.

*Reported on an adjusted Segment Accounting Basis, which is a non-GAAP financial measure. Refer to the required reconciliations of non-GAAP to comparable GAAP measures at the end of this press release.

Acquisitions and Servicing Segment

Acquisition and Servicing income before provision for income taxes on a Segment Accounting Basis was $1 million for the second quarter of 2016. The Acquisitions and Servicing segment contributed $2 million* to the company’s total adjusted pretax earnings in the second quarter of 2016. Acquisitions and Servicing net finance receivables at June 30, 2016 were zero as a result of the sale of the company’s interests in SpringCastle on March 31, 2016.

*Reported on an adjusted Segment Accounting Basis, which is a non-GAAP financial measure. Refer to the required reconciliations of non-GAAP to comparable GAAP measures at the end of this press release.

Real Estate and Other

The Real Estate segment generated a loss before benefit from income taxes on a Segment Accounting Basis of $14 million in the second quarter of 2016. The Real Estate segment generated an adjusted pretax loss of $12 million* in the second quarter of 2016. The loss resulted primarily from the reduction in interest earning assets attributable to real estate sales completed in 2014. Upon closing of the acquisition of OneMain, the majority of the debt allocated to the Real Estate segment and other non-originating activities was re-allocated to the Consumer and Insurance segment. The carrying value of the real estate loan portfolio, including real estate loans held for sale, totaled $629 million at June 30, 2016, down from $778 million at the prior year quarter-end.

On August 3, 2016, the company sold a portfolio of second lien mortgage loans for aggregate cash proceeds of $246 million, which approximated the carrying value of such loans.

The Other non-originating activities generated a loss before benefit from income taxes on a Segment Accounting Basis of $9 million. Our Other non-originating activities generated an adjusted pretax loss of $3 million* in the second quarter of 2016.

*Reported on an adjusted Segment Accounting Basis, which is a non-GAAP financial measure. Refer to the required reconciliations of non-GAAP to comparable GAAP measures at the end of this press release.

Liquidity and Capital Resources

As of June 30, 2016, the company had $742 million of cash and cash equivalents, which included $415 million of available cash and highly liquid investment securities. The company had total outstanding debt of $14.4 billion at June 30, 2016, in a variety of debt instruments. During the second quarter, the company completed the sale of 127 Springleaf branches and certain related assets for proceeds of $624 million on May 2, 2016. In addition, on April 11, 2016, the company’s subsidiary, Springleaf Finance Corporation (“SFC”), issued $1 billion of 8.25% senior notes due 2020 and used $600 million to repurchase certain of SFC’s outstanding notes, primarily consisting of its 6.90% senior notes due December 2017.

Change in Accounting Policy

Effective April 1, 2016, the company changed its accounting policy for the derecognition of loans within a purchased credit impaired (“PCI”) pool. Historically, we removed loans from a PCI pool upon charge-off of the loan, based on the Company’s charge-off accounting policy at their allocated carrying value. Under our new accounting policy, loans will be removed from a PCI pool when the loan is written-off, at which time further collections efforts would not be pursued, or sold or repaid. While both methods are acceptable under GAAP, we believe the new method for derecognition of PCI loans is preferable as it enhances consistency with our industry peers. The balance sheet impact of applying the change in accounting policy was an increase in shareholders’ equity of $42 million as of April 1, 2016.

Use of Non-GAAP Financial Measures

We report the operating results of our Consumer and Insurance segment, Acquisitions and Servicing segment, Real Estate segment, and Other using the Segment Accounting Basis, which (i) reflects our allocation methodologies for certain costs, primarily interest expense, loan loss reserves and acquisition costs to reflect the manner in which we assess our business results and (ii) excludes the impact of applying purchase accounting. These allocations and adjustments currently have a material effect on our reported segment basis income as compared to GAAP. We believe the Segment Accounting Basis (a basis other than GAAP) provides investors a consistent basis for which management evaluates segment performance. For more information, please see Note 23 - Segment Information of the notes to our consolidated financial statements included in our 2015 Form 10-K.

Total adjusted pretax earnings attributable to OMH, Consumer and Insurance adjusted pretax earnings, Consumer and Insurance adjusted net income, Consumer and Insurance adjusted earnings per diluted share, Acquisitions and Servicing adjusted pretax earnings, Real Estate adjusted pretax earnings and Other adjusted pretax earnings are key performance measures used by management in evaluating the performance of our business. Consumer and Insurance adjusted pretax earnings, Acquisitions and Servicing adjusted pretax earnings, Real Estate adjusted pretax earnings and Other adjusted pretax earnings represents income (loss) before provision for (benefit from) income taxes on a Segment Accounting Basis and excludes acquisition-related transaction and integration expenses, net gain on sale of personal loans, net gain on sale of SpringCastle interests, SpringCastle transaction costs, losses resulting from accelerated repayment and repurchases of long-term debt, and debt refinance costs. Management believes these non-GAAP financial measures are useful in assessing the profitability of our business operations and uses these non-GAAP financial measures in evaluating our operating performance. These non-GAAP financial measures should be considered supplemental to, but not as a substitute for or superior to, income (loss) before provision for (benefit from) income taxes, net income, or other measures of financial performance prepared in accordance with GAAP.

Conference Call & Webcast Information

OneMain management will host a conference call and webcast to discuss our second quarter 2016 results and other general matters at 10:00 am Eastern on Thursday, August 4, 2016. Both the call and webcast are open to the general public. The general public is invited to listen to the call by dialing 877-330-3668 (U.S. domestic), or 678-304-6859 (international), conference ID 46677337, or via a live audio webcast through the Investor Relations section of the website. For those unable to listen to the live broadcast, a replay will be available on our website or by dialing 800-585-8367 (U.S. domestic), or 404-537-3406, conference ID 46677337, beginning approximately two hours after the event. The replay of the conference call will be available through August 18, 2016. An investor presentation will be available on the Investor Relations page of OneMain’s website at www.springleaf.com prior to the start of the conference call.

This document contains summarized information concerning OneMain Holdings, Inc. (the “Company”) and the Company’s business, operations, financial performance and trends. No representation is made that the information in this document is complete. For additional financial, statistical and business related information, as well as information regarding business and segment trends, see the Company's most recent Annual Report on Form 10-K (“Form 10-K”) and Quarterly Reports on Form 10-Q (“Form 10-Qs”) filed with the U.S. Securities and Exchange Commission (the “SEC”), as well as the Company’s other reports filed with the SEC from time to time. Such reports are or will be available in the Investor Relations section of the Company's website (www.springleaf.com) and the SEC's website (www.sec.gov).

Cautionary Note Regarding Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent only management’s current beliefs regarding future events. By their nature, forward-looking statements involve inherent risks, uncertainties and other important factors that may cause actual results, performance or achievements to differ materially from those expressed in or implied by such forward-looking statements. We caution you not to place undue reliance on these forward-looking statements that speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events. Forward-looking statements include, without limitation, statements concerning future plans, objectives, goals, projections, strategies, events or performance, and underlying assumptions and other statements related thereto. Statements preceded by, followed by or that otherwise include the words “anticipates,” “appears,” “are likely,” “believes,” “estimates,” “expects,” “foresees,” “intends,” “plans,” “projects” and similar expressions or future or conditional verbs such as “would,” “should,” “could,” “may,” or “will,” are intended to identify forward-looking statements. Important factors that could cause actual results, performance or achievements to differ materially from those expressed in or implied by forward-looking statements include, without limitation, the following: the inability to obtain, or delays in obtaining, cost savings and synergies from the OneMain Acquisition and risks and other uncertainties associated with the integration of the companies; unanticipated expenditures relating to the OneMain Acquisition; any litigation, fines or penalties that could arise relating to the OneMain Acquisition; the impact of the OneMain Acquisition on each company’s relationships with employees and third parties; risks relating to continued compliance with the previously disclosed Settlement Agreement; changes in general economic conditions, including the interest rate environment in which we conduct business and the financial markets through which we can access capital and also invest cash flows from our Consumer and Insurance segment; levels of unemployment and personal bankruptcies; natural or accidental events such as earthquakes, hurricanes, tornadoes, fires, or floods affecting our customers, collateral, or branches or other operating facilities; war, acts of terrorism, riots, civil disruption, pandemics, disruptions in the operation of our information systems, cyber security breaches, or other events disrupting business or commerce; changes in the rate at which we can collect or potentially sell our finance receivables portfolio; the effectiveness of our credit risk scoring models in assessing the risk of customer unwillingness or lack of capacity to repay; changes in our ability to attract and retain employees or key executives to support our businesses; changes in the competitive environment in which we operate, including the demand for our products, customer responsiveness to our distribution channels, our ability to make technological improvements, and the strength and ability of our competitors to operate independently or to enter into business combinations that result in a more attractive range of customer products or provide greater financial resources; risks related to the acquisition of loan portfolios, including delinquencies, integration issues, increased costs of servicing, incomplete records, and retention of customers; the inability to successfully and timely expand our centralized loan servicing capabilities through the integration of the Springleaf and OneMain servicing facilities; risks associated with our insurance operations; the inability to successfully implement our growth strategy for our consumer lending business as well as successfully acquiring portfolios of consumer loans, pursuing acquisitions, and/or establishing joint ventures; shifts in collateral values, delinquencies, or credit losses; changes in federal, state or local laws, regulations, or regulatory policies and practices, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (which, among other things, established the Consumer Financial Protection Bureau, which has broad authority to regulate and examine financial institutions, including us), that affect our ability to conduct business or the manner in which we conduct business, such as licensing requirements, pricing limitations or restrictions on the method of offering products, as well as changes that may result from increased regulatory scrutiny of the sub-prime lending industry, our use of third-party vendors and real estate loan servicing; potential liability relating to real estate and personal loans which we have sold or may sell in the future, or relating to securitized loans, if it is determined that there was a non-curable breach of a representation or warranty made in connection with such transactions; the costs and effects of any actual or alleged violations of any federal, state or local laws, rules or regulations, including any litigation associated therewith, any impact to our business operations, reputation, financial position, results of operations or cash flows arising therefrom, any impact to our relationships with lenders, investors or other third parties attributable thereto, and the costs and effects of any breach of any representation, warranty or covenant under any of our contractual arrangements, including indentures or other financing arrangements or contracts, as a result of any such violation; the costs and effects of any fines, penalties, judgments, decrees, orders, inquiries, investigations, subpoenas, or enforcement or other proceedings of any governmental or quasi-governmental agency or authority and any litigation associated therewith; our continued ability to access the capital markets or the sufficiency of our current sources of funds to satisfy our cash flow requirements; our ability to comply with our debt covenants; our ability to generate sufficient cash to service all of our indebtedness; the effects of any downgrade of our debt ratings by credit rating agencies, which could have a negative impact on our cost of and/or access to capital; our substantial indebtedness, which could prevent us from meeting our obligations under our debt instruments and limit our ability to react to changes in the economy or our industry, or our ability to incur additional borrowings; the impacts of our securitizations and borrowings; our ability to maintain sufficient capital levels in our regulated and unregulated subsidiaries; changes in accounting standards or tax policies and practices and the application of such new policies and practices to the manner in which we conduct business; any failure or inability to achieve the SpringCastle Portfolio performance requirements set forth in the SpringCastle Interests Sale purchase agreement; the effect of future sales of our remaining portfolio of real estate loans and the transfer of servicing of these loans, including the environmental liability and costs for damage caused by hazardous waste if a real estate loan goes into default; and other risks and uncertainties described in the “Risk Factors” and “Management’s Discussion and Analysis” sections of the Company’s most recent Form 10-K and Form 10-Qs filed with the SEC and in the Company’s other filings with the SEC from time to time. The foregoing list of factors that could cause actual results, performance, or achievements to differ materially from those expressed in or implied by forward-looking statements does not purport to be complete and new factors, risks and uncertainties may arise in the future that are impossible for us to currently predict.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(dollars in millions, except earnings (loss) per share)	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Interest income:
Finance charges	$723	$406	$1,508	$805
Finance receivables held for sale originated as held for investment	18	4	64	8
Total interest income	741	410	1,572	813

Interest expense	214	171	440	329

Net interest income	527	239	1,132	484

Provision for finance receivable losses	214	74	411	154

Net interest income after provision for finance receivable losses	313	165	721	330

Other revenues:
Insurance	114	40	228	76
Investment	24	16	44	33
Net loss on repurchases and repayments of debt	(13)	—	(16)	—
Net gain on sale of personal loans	22	—	22	—
Net gain on sale of SpringCastle interests	—	—	167	—
Other	18	(1)	23	(2)
Total other revenues	165	55	468	107

Other expenses:
Operating expenses:
Salaries and benefits	192	112	406	205
Acquisition-related transaction and integration expenses	21	12	54	15
Other operating expenses	177	63	344	125
Insurance policy benefits and claims	46	20	91	36
Total other expenses	436	207	895	381

Income before provision for (benefit from) income taxes	42	13	294	56

Provision for (benefit from) income taxes	16	(8)	103	—

Net income	26	21	191	56

Net income attributable to non-controlling interests	—	33	28	66

Net income (loss) attributable to OneMain Holdings, Inc.	$26	$(12)	$163	$(10)

Share Data:
Weighted average number of shares outstanding:
Basic	134,728,465	127,411,208	134,711,612	121,253,548
Diluted	134,952,992	127,411,208	134,930,370	121,253,548
Earnings (loss) per share:
Basic	$0.19	$(0.09)	$1.21	$(0.08)
Diluted	$0.19	$(0.09)	$1.21	$(0.08)

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollars in millions)	June 30, 2016	December 31, 2015

Assets
Cash and cash equivalents	$742	$939
Investment securities	1,744	1,867
Net finance receivables:
Personal loans	13,532	13,295
SpringCastle Portfolio	—	1,703
Real estate loans	209	538
Retail sales finance	16	23
Net finance receivables	13,757	15,559
Unearned insurance premium and claim reserves	(618)	(662)
Allowance for finance receivable losses	(608)	(592)
Net finance receivables, less unearned insurance premium and claim reserves and allowance for finance receivable losses	12,531	14,305
Finance receivables held for sale	420	793
Restricted cash and cash equivalents	550	676
Goodwill	1,422	1,440
Other intangible assets	523	559
Other assets	612	611

Total assets	$18,544	$21,190

Liabilities and Shareholders’ Equity
Long-term debt	$14,362	$17,300
Insurance claims and policyholder liabilities	767	747
Deferred and accrued taxes	11	29
Other liabilities	384	384
Total liabilities	15,524	18,460

Shareholders’ equity:
Common stock	1	1
Additional paid-in capital	1,543	1,533
Accumulated other comprehensive income (loss)	5	(33)
Retained earnings	1,471	1,308
OneMain Holdings, Inc. shareholders’ equity	3,020	2,809
Non-controlling interests	—	(79)
Total shareholders’ equity	3,020	2,730

Total liabilities and shareholders’ equity	$18,544	$21,190

GAAP QUARTERLY KEY METRICS

(dollars in millions)	At or for the Three Months Ended June 30,
	2016	2015

Selected Financial Statistics
Finance receivables held for investment:
Net finance receivables	$13,757	$6,804
Number of accounts	2,200,682	1,245,148
Finance receivables held for sale:
Net finance receivables	$420	$191
Number of accounts	15,596	3,368
Finance receivables held for investment and held for sale:
Average net receivables	$14,138	$6,670
Yield	20.99%	24.39%
Gross charge-off ratio	6.56%	5.14%
Recovery ratio	(0.51)%	(0.89)%
Net charge-off ratio	6.05%	4.25%
60+ delinquency ratio	3.07%	3.10%
Origination volume	$2,557	$1,214
Number of accounts originated	350,451	223,307

CONSUMER AND INSURANCE QUARTERLY KEY METRICS

(dollars in millions)	At or for the Three Months Ended June 30,
	2016	2015

Selected Financial Statistics
Finance receivables held for investment:
Net finance receivables	$13,304	$4,282
Number of accounts	2,190,835	958,130
Finance receivables held for investment and held for sale:
Average net receivables	$13,348	$4,083
Yield	25.04%	26.50%
Gross charge-off ratio	7.80%	5.84%
Recovery ratio	(0.85)%	(0.98)%
Net charge-off ratio	6.95%	4.86%
60+ delinquency ratio	2.84%	2.39%
Origination volume	$2,556	$1,192
Number of accounts originated	350,451	223,307

RECONCILIATIONS OF OUR SEGMENTS TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(dollars in millions)	Consumer and Insurance	Acquisitions and Servicing	Real Estate	Other	Eliminations	Segment to GAAP Adjustment	Consolidated Total

Three Months Ended June 30, 2016
Interest income	$831	$—	$15	$1	$—	$(106)	$741
Interest expense	185	—	14	1	—	14	214
Provision for finance receivable losses	213	—	2	—	—	(1)	214
Net interest income (loss) after provision for finance receivable losses	433	—	(1)	—	—	(119)	313
Other revenues	175	13	(7)	—	—	(16)	165
Acquisition-related transaction and integration expenses	17	1	—	6	—	(3)	21
Other expenses	385	11	6	3	—	10	415
Income (loss) before provision for (benefit from) income taxes	$206	$1	$(14)	$(9)	$—	$(142)	$42

Three Months Ended June 30, 2015
Interest income	$269	$118	$17	$3	$—	$3	$410
Interest expense	36	22	59	22	—	32	171
Provision for finance receivable losses	54	18	(5)	1	—	6	74
Net interest income (loss) after provision for finance receivable losses	179	78	(37)	(20)	—	(35)	165
Other revenues	56	13	3	—	(13)	(4)	55
Acquisition-related transaction and integration expenses	—	—	—	12	—	—	12
Other expenses	159	26	9	13	(13)	1	195
Income (loss) before provision for (benefit from) income taxes	76	65	(43)	(45)	—	(40)	13
Income before provision for income taxes attributable to non-controlling interests	—	33	—	—	—	—	33
Income (loss) before provision for (benefit from) income taxes attributable to OneMain Holdings, Inc.	$76	$32	$(43)	$(45)	$—	$(40)	$(20)

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

Reconciliations of income (loss) before provision for (benefit from) income taxes attributable to OMH on a GAAP basis to a Segment Accounting Basis:

(dollars in millions)	Three Months Ended June 30,
	2016	2015

Income (loss) before provision for (benefit from) income taxes attributable to OMH - GAAP basis	$42	$(20)
GAAP to Segment Accounting Basis adjustments:
Interest income	106	(3)
Interest expense	14	32
Provision for finance receivable losses	(1)	6
Other revenues	16	4
Acquisition-related transaction and integration expenses	(3)	—
Other expenses	10	1
Income before provision for income taxes attributable to OMH - Segment Accounting Basis	$184	$20

Reconciliations of income (loss) before provision for (benefit from) income taxes attributable to OMH on a Segment Accounting Basis to adjusted pretax earnings (loss) (non-GAAP):

(dollars in millions)	Three Months Ended June 30,
	2016	2015

Consumer and Insurance
Income before provision for income taxes - Segment Accounting Basis	$206	$76
Adjustments:
Acquisition-related transaction and integration expenses	17	—
Net gain on sale of personal loans	(22)	—
Net loss from accelerated repayment/repurchase of debt	5	—
Debt refinance costs	4	—
Adjusted pretax earnings (non-GAAP)	$210	$76

Acquisitions and Servicing
Income before provision for income taxes attributable to OMH - Segment Accounting Basis	$1	$32
Adjustments:
Acquisition-related transaction and integration expenses	1
Adjusted pretax earnings attributable to OMH (non-GAAP)	$2	$32

Real Estate
Loss before benefit from income taxes - Segment Accounting Basis	$(14)	$(43)
Adjustments:
Net loss from accelerated repayment/repurchase of debt	1	—
Debt refinance costs	1	—
Adjusted pretax loss (non-GAAP)	$(12)	$(43)

Other
Loss before benefit from income taxes - Segment Accounting Basis	$(9)	$(45)
Adjustments:
Acquisition-related transaction and integration expenses	6	12
Adjusted pretax loss (non-GAAP)	$(3)	$(33)

Total
Income before provision for income taxes attributable to OMH - Segment Accounting Basis	$184	$20
Adjustments:
Acquisition-related transaction and integration expenses	24	12
Net gain on sale of personal loans	(22)	—
Net loss from accelerated repayment/repurchase of debt	6	—
Debt refinance costs	5	—
Total adjusted pretax earnings attributable to OMH (non-GAAP)	$197	$32

Consumer and Insurance adjusted earnings per share (non-GAAP) is calculated as follows:

(dollars in millions)	Three Months Ended June 30,
	2016	2015

Consumer and Insurance
Adjusted pretax earnings (non-GAAP)	$210	$76
Provision for income taxes *	80	28
Adjusted net income (non-GAAP)	$130	$48

Weighted average diluted shares	134,952,992	127,411,208
Adjusted EPS (non-GAAP)	$0.96	$0.38

*	Provision for income taxes assumes a 37% statutory tax rate prior to the OneMain Acquisition and 38% subsequent to the OneMain Acquisition.

OneMain Holdings, Inc.

Contact:
Craig Streem, 812-468-5752                            Rohit Dewan, 812-492-2582
craig.streem@springleaf.com                            rohit.dewan@springleaf.com

Source: OneMain Holdings, Inc.